Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 12, 2024 with respect to the consolidated financial statements of GCL Global Limited as of March 31, 2024 and 2023 for the years ended March 31, 2024 and 2023 included in the Registration Statement on F-1 (File No. 333-286361) of GCL Global Holdings Ltd filed with Securities and Exchange Commission.

/s/ Marcum Asia CPAs LLP

New York, New York

May 1, 2025

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com